Exhibit 99

Sara Lee Reports Third Quarter Results and Announces Portfolio Changes

DOWNERS GROVE, Ill. (May 5, 2011) – Sara Lee Corp. (NYSE: SLE) today reported earnings for the third quarter of fiscal 2011 and announced portfolio changes.

Strategic Initiatives:

•	On track for the creation of two pure-play companies.

•	Signed agreement to acquire Aidells Sausage Company, a premium meats business in North America, for a purchase price of $87 million.

•	Evaluating strategic options for International Bakery and North American refrigerated dough businesses.

Third Quarter Highlights:

•	6% increase in adjusted net sales[1] from continuing operations to $2.2 billion. Reported net sales increased 7%.

•	11% decline in adjusted operating income from continuing operations. Reported operating income from continuing operations declined 6%.

•	$0.24 adjusted EPS from continuing operations compared to $0.22 in year-ago period. Reported diluted EPS from continuing operations was $0.22 compared to $0.03 in prior year’s third quarter.

•	12% increase in MAP spending.

Year-to-Date Highlights:

•	4% increase in adjusted net sales from continuing operations; 2% increase in reported net sales.

•	11% decline in adjusted operating income from continuing operations; 27% decline in reported operating income from continuing operations.

•	11% increase in MAP spending.

Guidance Update:

•	Full-year adjusted EPS from continuing operations guidance reduced by $0.06 to $0.79 - $0.83. Full year diluted EPS from continuing operations guidance range of $0.67 - $0.71.

Perspectives from Executive Chairman & Chief Executive Officer

“We are making great progress toward the creation of two solid, stand-alone companies,” said Sara Lee Executive Chairman, Jan Bennink. “We are focused on preparing both the Coffee company and the Meat company for strong and vibrant futures. Looking ahead, in North America we are pleased to announce that we signed an agreement to acquire Aidells Sausage Company. Aidells premium, high-potential products will enhance our North American meat portfolio. Also within North America, we will be evaluating our strategic options regarding the North American refrigerated dough business. Within the Coffee business, we are working on the strategic role and options relating to our International Bakery segment. These initial steps are part of the preparatory phase which will give each company the best platform for a strong and independent future.”

In reviewing third quarter results, Chief Executive Officer Marcel Smits commented, “On the operational side, our strategy is to cover commodity inflation through price increases and cost savings, and meanwhile continue to build our brands with superior marketing and innovation. We remain committed to this approach despite some short-term volume risk. Mainly due to this volume risk in our core businesses, as well as intense competition in our International Bakery segment, we are reducing our guidance by six cents. That said, we are

¹	The term “adjusted net sales” and other “adjusted” financial measures are explained and reconciled to each item’s most comparable U.S. generally accepted accounting principles measure at the end of this release.

Sara Lee Reports Third Quarter Earnings and Announces Portfolio Changes – Page 2

optimistic about the long term prospects of our businesses. In North America, for the first time in four quarters, we were able to offset commodity cost increases through pricing actions and productivity gains. In International Beverage, we are still lagging the rapid increases in commodity cost, but we saw price increases accelerate as the third quarter progressed. In total, on a year-to-date basis, MAP spending is significantly higher, SG&A costs are significantly lower and we are confident in our ability to manage commodity cost inflation over time. In addition, as work on our spin-off progresses, we expect to gain further visibility on additional cost reduction opportunities.”

Acquisitions, Divestitures & Strategic Initiatives

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Sara Lee has entered into a definitive agreement to acquire Aidells Sausage Company, a leading premium brand in the dinner sausage category in North America, for $87 million in cash. The deal is expected to close within the next few months, and is subject to customary conditions, including regulatory approval. This acquisition expands the company’s presence into the organic and natural meat segments, while also increasing coverage of fast growing retail channels, such as club stores and organic grocers.

•	The company is in the process of evaluating strategic options for International Bakery and North American refrigerated dough businesses.

•	The divestiture of the North American Fresh Bakery business is expected to close by the end of fiscal 2011.

•	Divestiture of the insecticides business is now expected to close in the second half of calendar year 2011.

Business Segment Review

North American Retail

The North American Retail business remains focused on gross margin recovery through pricing initiatives and productivity gains. Pricing actions and favorable sales mix drove a net sales increase of 1% (on an adjusted and reported basis). Despite higher prices, the Jimmy Dean and Hillshire Farm brands grew volumes in the key strategic categories of breakfast sandwiches and lunch meats. In other categories, volumes were negatively impacted by pricing actions, the rationalization of low-margin promotional programs and the timing of Easter.

The segment continued to show sequential improvement in adjusted operating margin, increasing to 12.8%, up from 11.6% in the second quarter and 9.0% in the first quarter. Reported operating margin for the quarter was 12.6%. Higher commodity costs were, for the first time in four quarters, recovered through pricing actions and cost savings. These positives were more than offset by volume declines and investments in IT systems and the new Kansas City meat slicing facility. These factors drove an adjusted operating segment income decline of 8% versus a very strong year-ago period. Reported operating segment income declined 16%.

The segment will overlap a weak prior year fourth quarter and anticipates adjusted operating income to be marginally down for the full year.

North American Foodservice

For the first time in several quarters, reported and adjusted net sales increased in the North American Foodservice segment, up 5% due to pricing actions and strength in meats, frozen bakery and liquid coffee. This growth was achieved despite the losses of a high-volume, low-margin bakery contract in the second quarter of fiscal 2010 and a low-volume, high-margin liquid coffee contract in the fourth quarter of fiscal 2010.

Adjusted operating segment income increased 27% driven by strength in meats and frozen bakery. Reported operating segment income increased 32%. Adjusted operating margin expanded 130 basis points over the prior year to 7.8% driven by manufacturing efficiencies and favorable sales mix. The reported operating margin increased 150 basis points to 7.4%.

The company expects volume improvement, continued cost savings and the full realization of pricing actions to drive full year sales and profit growth.

Sara Lee Reports Third Quarter Earnings and Announces Portfolio Changes – Page 3

International Beverage

The International Beverage business posted strong top-line results with adjusted net sales up 13%, including volume growth of 1% and sales mix improvement of 1.5%. Reported net sales increased 16%. Adjusted operating segment income, however, was down $45 million, or 25%, to an adjusted operating margin of 14.7%. The decline was primarily due to price increases lagging strong commodity cost inflation, a significant increase in MAP spending, up $13 million or 39%, and a negative currency mark-to-market impact of $28 million. Reported operating segment income declined $39 million, or 23%.

Across the business significant price increases were implemented, of which 6% was reflected in net sales for the quarter. Market shares are holding up well in spite of pricing actions, illustrating the strength of Sara Lee’s coffee and tea brands.

France and Australia achieved three-year highs in market share behind innovation and strong market activation. France has benefited from the launch of L’OR EspressO and continues to post strong results behind the roll-out of new varieties. The Netherlands and Spain are promising new markets for this exciting innovative product. In Brazil, the launch of Senseo in Sao Paolo is showing promising results and the integration of Damasco is ahead of plan, with better than expected synergies and growth.

The business plans additional price increases in the fourth quarter to cover further commodity increases and protect margins, allowing for continued investment in marketing and innovation.

International Bakery

Reported and adjusted net sales declined 7% mainly due to weak performance in the Spanish fresh bakery business, which continues to be impacted by difficult macro-economic and competitive conditions.

Adjusted operating segment income was $6 million lower than the prior year while reported operating segment income increased $4 million, resulting from $11 million of business disposition costs in the prior year. As the quarter progressed, the Spanish business adjusted prices downward and saw volumes rebound. Negotiations with the Spanish unions on transforming the company’s sales force to independent operators are progressing.

For the full year, the segment expects sales and operating segment income to be meaningfully below last year.

Corporate

In the third quarter, corporate expenses, excluding significant items, were $12 million lower than the prior year period. Year-to-date, corporate expenses, excluding significant items, declined $60 million attributable to the impact of headcount reductions, and lower employee benefit and IT costs.

Fiscal Year Guidance

Continuing operations	Prior Guidance February 8, 2011	Updated Guidance May 5, 2011
Reported diluted EPS	$0.75 -$0.79	$0.67 - $0.71

Adjusted EPS	$0.85 - $0.89	$0.79 - $0.83

Reported operating income	$852 –$888 million	$770 -$800 million

Adjusted operating income	$904 -$940 million	$840 -$870 million

Reported net sales	$9.0 - $9.1 billion	$8.9 - $9.0 billion
Cash flow from operations (includes discontinued ops.)	$400 -$500 million	$400 -$450 million

Sara Lee Reports Third Quarter Earnings and Announces Portfolio Changes – Page 4

Other Guidance Items:

Fiscal 2011 year-end cash balances are estimated to be approximately $2.7 billion and gross debt is estimated to be approximately $2.4 billion.

Sara Lee expects to benefit from a number of tailwinds in fiscal 2012 with an anticipated total EPS impact of approximately $0.17, of which two cents relates to the North American refrigerated dough and International Bakery businesses. These tailwinds include a reduced share count as a result of fiscal 2011 repurchases, declines in pension expense of approximately $25 million and in amortization expense of approximately $30 million (of which $20 million relates to the North American refrigerated dough and International Bakery businesses), the elimination of more than half of fiscal 2011 stranded overhead from the Household & Body Care and North American Fresh Bakery divestitures and a currency benefit of approximately $40 million.

Additional Information

Share Repurchase:

The company has completed its fiscal 2011 share repurchase commitment of $1.3 billion of stock. After payment of the $3.00 special dividend in fiscal 2012, the company will have returned a total of approximately $3.5 billion of capital to its shareholders.

Currency Mark-to-Market and Commodity Costs:

The International Beverage segment results include a year-over-year negative currency mark-to-market impact of $28 million in the third quarter and $61 million in the first nine months. In the third quarter, commodity costs increased by $188 million (including the $28 million of currency mark-to-market adjustments highlighted above), partially offset by $127 million in higher prices. In the first nine months, commodity costs increased by $403 million (including the $61 million of currency mark-to-market adjustments highlighted above), partially offset by $249 million in price increases.

Diluted Earnings Per Share:

Reported and adjusted EPS can be summarized as follows:

	Third Quarter		YTD
	2011	2010	2011	2010
Diluted EPS as reported	$0.25	$(0.49)	$1.85	$0.46
Less:
Gain on sale of discontinued operations	0.05	0.01	0.96	0.01
Tax related items	—	(0.76)	0.36	(0.49)
Other significant items	(0.10)	(0.04)	(0.25)	(0.13)
Contingent sale proceeds	—	0.01	—	0.18

Adjusted EPS*	$0.30	$0.29	$0.81	$0.89
Of which:
Adjusted EPS from continuing operations	0.24	0.22	0.61	0.64
Adjusted EPS from discontinued operations	0.06	0.08	0.20	0.25

*	Amounts are rounded and may not add to the total.

In the third quarter, Sara Lee reported a $0.05 book gain related to the sale of a Household & Body Care asset. Other significant items include a $0.04 charge related to the termination of a licensing agreement, Project Accelerate charges of $0.01 and spin-off related costs of $0.01. See pages 13 and 14 for additional detail.

Webcast and Form 10-Q

Sara Lee Corporation’s review of its results for the third quarter will be broadcast live via the Internet today at 9:00 a.m. CDT. The live webcast can be accessed in the Investor Relations section on www.saralee.com and is anticipated to conclude by 10:00 a.m. CDT. For people who are unable to listen to the webcast live, a recording will be available on the website two hours following the completion of the webcast until Nov. 4, 2011. Sara Lee has also provided slides containing additional information that will be reviewed during its third quarter

Sara Lee Reports Third Quarter Earnings and Announces Portfolio Changes – Page 5

webcast. The slides can be accessed in the Investor Relations section on www.saralee.com under Investor News and Events.

Sara Lee Corporation will file a Form 10-Q for the third quarter of fiscal 2011 with the Securities and Exchange Commission on or before May 12, 2011. The Form 10-Q will be available in the Investor Relations section (Financial/SEC Information page) on www.saralee.com.

About Sara Lee Corporation

Each and every day, Sara Lee (NYSE: SLE) delights millions of consumers and customers around the world. The company has one of the world’s best-loved and leading portfolios with its innovative and trusted food and beverage brands, including Ball Park, Douwe Egberts, Hillshire Farm, Jimmy Dean, Sara Lee and Senseo. Collectively, our brands generate nearly $9 billion in annual net sales from continuing operations. Sara Lee has approximately 20,000 employees in its continuing operations worldwide. Please visit www.saralee.com for the latest news and in-depth information about Sara Lee and its brands.

Contact:	Media: Jon Harris, +1.630.598.8661
Analysts: Melissa Napier, +1.630.598.8739

Forward-Looking Statements

This release contains forward-looking statements regarding Sara Lee’s business prospects and future financial results, including statements contained under the heading “Fiscal Year Guidance.” In addition, from time to time, in oral statements and written reports, the corporation discusses its expectations regarding the corporation’s future performance by making forward-looking statements preceded by terms such as “anticipates,” “we are confident,” “expects,” “likely” or “believes.” These forward-looking statements are based on currently available competitive, financial and economic data and management’s views and assumptions regarding future events.

Forward-looking statements are inherently uncertain, and investors must recognize that actual results may differ from those expressed or implied in the forward-looking statements. Consequently, the corporation wishes to caution readers not to place undue reliance on any forward-looking statements. Among the factors that could cause Sara Lee’s actual results to differ from such forward-looking statements are those described under Item 1A, Risk Factors, in Sara Lee’s most recent Annual Report on Form 10-K and other SEC Filings, as well as factors relating to:

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Sara Lee’s spin-off and separation plans and the special dividend announced on Jan. 28, 2011, its regular quarterly dividend and its share repurchase plans, such as (i) unanticipated developments that delay or negatively impact the proposed spin-off and capital plans; (ii) Sara Lee’s ability to obtain an IRS tax ruling and any other customary approvals; (iii) Sara Lee’s ability to generate the anticipated efficiencies and savings from the proposed spin-off; (iv) the impact of the proposed spin-off on Sara Lee’s relationships with its employees, its major customers and vendors and on Sara Lee’s credit ratings and cost of funds; (v) changes in market conditions; (vi) future opportunities that the Board may determine present greater potential value to shareholders than the spin-off, special dividend and share purchase plans; (vii) the inability to complete the sale of Sara Lee’s North American Fresh Bakery business, a condition to the payment of the special dividend; (viii) disruption to Sara Lee’s business operations as a result of the proposed spin-off; (ix) future operating or capital needs that require a more significant outlay of cash than currently anticipated; and (x) the ability of the businesses to operate independently following the completion of the proposed spin-off;

•

Sara Lee’s relationship with its customers, such as (i) a significant change in Sara Lee’s business with any of its major customers, such as Walmart, its largest customer, including changes in how such customers manage their suppliers and the level of inventory these customers maintain; and (ii) credit and other business risks associated with customers operating in a highly competitive retail environment;

•

The consumer marketplace, such as (i) significant competition, including advertising, promotional and price competition; (ii) changes in consumer behavior due to economic conditions, such as a shift in consumer demand toward private label; (iii) fluctuations in the cost of raw materials, Sara Lee’s ability to increase or maintain product prices in response to fluctuations in cost and the impact on Sara Lee’s profitability; (iv) the impact of various food safety issues and regulations on sales and profitability of Sara Lee products; and (v) inherent risks in the marketplace associated with new product introductions, including uncertainties about trade and consumer acceptance;

Sara Lee Reports Third Quarter Earnings and Announces Portfolio Changes – Page 6

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Sara Lee’s international operations, such as (i) impacts on reported earnings from fluctuations in foreign currency exchange rates, particularly the euro; (ii) Sara Lee’s generation of a high percentage of its revenues from businesses outside the United States and costs to remit these foreign earnings into the U.S. to fund Sara Lee’s domestic operations, share repurchase plans, dividends, debt service and corporate costs; (iii) difficulties and costs associated with complying with U.S. laws and regulations, such as Foreign Corrupt Practices Act, applicable to entities with overseas operations, and different regulatory structures and unexpected changes in regulatory environments overseas, including without limitation potentially negative consequences from changes in anti-competition and tax laws; and (iv) Sara Lee’s ability to continue to source production and conduct manufacturing and selling operations in various countries due to changing business conditions, political environments, import quotas and the financial condition of suppliers;

•

Previous business decisions, such as (i) Sara Lee’s ability to generate margin improvement through cost reduction and efficiency initiatives; (ii) Sara Lee’s ability to achieve planned cash flows from capital expenditures and acquisitions and the impact of changing interest rates and the cost of capital on the discounted value of those planned cash flows, which could impact future impairment analyses; (iii) credit ratings issued by the three major credit rating agencies, the impact of Sara Lee’s capital plans and targets on such credit ratings and the impact these ratings and changes in these ratings may have on Sara Lee’s cost to borrow funds, access to capital/debt markets, and ability to complete the planned share repurchase; (iv) the settlement of a number of ongoing reviews of Sara Lee’s income tax filing positions in various jurisdictions and inherent uncertainties related to the interpretation of tax regulations in the jurisdictions in which Sara Lee transacts business; and (v) changes in the expense for and contingent liabilities relating to multi-employer pension plans in which Sara Lee participates.

In addition, Sara Lee’s results may also be affected by general factors, such as economic conditions, political developments, interest and inflation rates, accounting standards, taxes and laws and regulations in markets where the corporation competes. Sara Lee undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

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Consolidated Statements of Income

For the Quarter and Nine Months ended April 2, 2011 and March 27, 2010 (In millions, except per share data - Unaudited)

	Quarter ended		Nine Months ended
	April 2, 2011	March 27, 2010	April 2, 2011	March 27, 2010
Continuing operations
Net sales	$2,220	$2,077	$6,628	$6,483

Cost of sales	1,484	1,296	4,427	4,121
Selling, general and administrative expenses	518	531	1,564	1,620
Net charges for exit activities, asset and business dispositions	5	25	48	52
Impairment charges	—	—	—	17
Contingent sale proceeds	—	—	—	(133)

Operating income	213	225	589	806
Interest expense	25	35	87	103
Interest income	(9)	(7)	(22)	(19)
Debt extinguishment costs	—	—	55	—

Income from continuing operations before income taxes	197	197	469	722
Income tax expense	60	174	155	217

Income from continuing operations	137	23	314	505

Discontinued operations:
Income (loss) from discontinued operations, net of tax expense (benefit) of $2, $440, $(189) and $411	(10)	(357)	261	(176)
Gain on sale of discontinued operations, net of tax expense of $14, $2, $576 and $2	29	6	608	6

Net income (loss) from discontinued operations	19	(351)	869	(170)

Net income (loss)	156	(328)	1,183	335
Less: Income from noncontrolling interests, net of tax Discontinued operations	3	8	7	16

Net income (loss) attributable to Sara Lee	$153	$(336)	$1,176	$319

Amounts attributable to Sara Lee:
Net income from continuing operations	$137	$23	$314	$505
Net income (loss) from discontinued operations	16	(359)	862	(186)
Earnings per share of common stock:
Basic
Income from continuing operations	$0.23	$0.03	$0.50	$0.73
Net income (loss)	$0.25	$(0.49)	$1.86	$0.46
Average shares outstanding	605	691	632	695
Diluted
Income from continuing operations	$0.22	$0.03	$0.49	$0.72
Net income (loss)	$0.25	$(0.49)	$1.85	$0.46
Average shares outstanding	609	693	635	697
Cash dividends declared per share of common stock	$0.115	$0.11	$0.23	$0.22

Note: The corporation identified errors related to the gain on the sale of discontinued operations recognized in the second quarter of fiscal 2011 that overstated the gain by $49 million. The year-to-date and quarterly amounts reported above reflect the correction of errors as of the end of the second quarter of fiscal 2011.

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Condensed Consolidated Balance Sheet Data

At April 2, 2011 and July 3, 2010 (In millions - Unaudited)

	April 2, 2011	July 3, 2010
Assets
Cash and equivalents	$2,132	$955
Trade accounts receivable, less allowances	925	1,047
Inventories	1,041	712
Other current assets	389	605
Assets held for sale	308	461

Total current assets	4,795	3,780
Property, net of accumulated depreciation of $2,519 and $2,330, respectively	1,730	1,672
Trademarks, other identifiable intangibles and goodwill	1,291	1,228
Other noncurrent assets	585	375
Noncurrent assets held for sale	1,211	1,781

	$9,612	$8,836

Liabilities and Equity
Notes payable	$605	$47
Accounts payable and accrued liabilities	3,068	2,099
Current maturities of long-term debt	462	2
Liabilities held for sale	318	436

Total current liabilities	4,453	2,584
Long-term debt	1,932	2,627
Other liabilities	1,320	1,702
Noncurrent liabilities held for sale	333	408
Total Equity	1,574	1,515

	$9,612	$8,836

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Consolidated Statements of Cash Flows

For Nine Months ended April 2, 2011 and March 27, 2010 (In millions - Unaudited)

	Nine Months ended
	April 2, 2011	March 27, 2010
Operating activities -
Net income	$1,183	$335
Less: Cash received from contingent sale proceeds	—	(133)
Adjustments to reconcile net income to net cash from operating activities:
Depreciation	225	265
Amortization	62	67
Impairment charges	—	17
Net (gain) loss on business dispositions	(1,184)	13
Pension contributions, net of expense	(76)	(2)
Increase in deferred income taxes for unremitted earnings	234	518
Tax benefit on Fresh Bakery disposition	(227)	—
Debt extinguishment costs	55	—
Other	35	(55)
Changes in current assets and liabilities, net of businesses acquired and sold:
Trade accounts receivable	136	14
Inventories	(268)	(9)
Other current assets	(105)	37
Accounts payable	(10)	(27)
Accrued liabilities	(83)	(103)
Accrued taxes	315	(130)

Net cash from operating activities	292	807

Investing activities -
Purchases of property and equipment	(238)	(215)
Purchases of software and other intangibles	(14)	(11)
Acquisition of businesses and investments	(32)	—
Dispositions of businesses and investments	2,182	6
Cash received from contingent sale proceeds	—	133
Cash received from derivative transactions	72	61
Sales of assets	10	13

Net cash received from investing activities	1,980	(13)

Financing activities -
Issuances of common stock	20	2
Purchases of common stock	(1,313)	(500)
Borrowings of other debt	1,032	45
Repayments of other debt	(1,352)	(73)
Net change in financing with less than 90-day maturities	483	(3)
Payments of dividends	(217)	(232)

Net cash used in financing activities	(1,347)	(761)

Effect of changes in foreign exchange rates on cash	252	(20)

Increase (decrease) in cash and equivalents	1,177	13
Add: Cash balances of discontinued operations at beginning of year	—	8
Less: Cash balances of discontinued operations at end of period	—	(37)
Cash and equivalents at beginning of year	955	951

Cash and equivalents at end of quarter	$2,132	$935

Supplemental cash flow data:
Cash paid for restructuring actions	$82	$107
Cash contributions to pension plans	115	100
Cash paid for income taxes	219	241

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Segment Analysis – as reported

For the Quarter and Nine Months ended April 2, 2011 and March 27, 2010 (In millions - Unaudited)

	Quarter ended				Nine Months ended
	Apr. 2,	Mar. 27,	Change		Apr. 2,	Mar. 27,	Change
	2011	2010	Dollars	%	2011	2010	Dollars	%
Continuing Operations
Net sales:
North American Retail	$681	$672	$9	1.2%	$2,142	$2,076	$66	3.1%
North American Foodservice	448	427	21	5.0	1,410	1,413	(3)	(0.2)
International Beverage	925	799	126	15.7	2,552	2,417	135	5.6
International Bakery	173	186	(13)	(6.6)	544	601	(57)	(9.4)
Intersegment	(7)	(7)	—		(20)	(24)	4

Total net sales	$2,220	$2,077	$143	6.9%	$6,628	$6,483	$145	2.2%

Operating income (loss):
North American Retail	$85	$101	$(16)	(16.1)%	$236	$303	$(67)	(22.1)%
North American Foodservice	33	26	7	31.6	121	109	12	11.4
International Beverage	134	173	(39)	(22.6)	333	468	(135)	(28.9)
International Bakery	3	(1)	4	NM	16	4	12	NM

Operating segment income	255	299	(44)	(15.0)	706	884	(178)	(20.2)
General corporate expenses	(42)	(61)	19		(112)	(183)	71
Mark-to-market derivative gain/(loss)	8	(5)	13		19	(4)	23
Amortization	(8)	(8)	—		(24)	(24)	—
Contingent sale proceeds	—	—	—		—	133	(133)

Total operating income	$213	$225	$(12)	(6.0)%	$589	$806	$(217)	(27.0)%

Operating Margin:
North American Retail	12.6%	15.1%		(2.5)%	11.0%	14.6%		(3.6)%
North American Foodservice	7.4	5.9		1.5	8.6	7.7		0.9
International Beverage	14.5	21.7		(7.2)	13.0	19.4		(6.4)
International Bakery	1.3	(0.2)		1.5	2.9	0.7		2.2
Total Sara Lee	9.6%	10.9%		(1.3)%	8.9%	12.4%		(3.5)%
Discontinued Operations:
Net sales	$688	$1,026	$(338)	(32.9)%	$2,464	$3,152	$(688)	(21.8)%
Operating segment income	(12)	88	(100)	NM	72	256	(184)	(71.8)
Operating income	(5)	84	(89)	NM	78	240	(162)	(67.7)
Operating Margin	(1.7)%	8.5%		(10.2)%	2.9%	8.1%		(5.2)%

NM: Not Meaningful

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Segment Analysis – as adjusted

For the Quarter and Nine Months ended April 2, 2011 and March 27, 2010 (In millions - Unaudited)

	Quarter ended				Nine Months ended
	Apr. 2, 2011	Mar. 27, 2010	Change		Apr. 2, 2011	Mar. 27, 2010	Change
			Dollars	%			Dollars	%
Continuing Operations:
Adjusted net sales:
North American Retail	$681	$672	$9	1.2%	$2,142	$2,076	$66	3.1%
North American Foodservice	448	427	21	4.9	1,410	1,414	(4)	(0.3)
International Beverage	912	806	106	13.2	2,536	2,342	194	8.3
International Bakery	173	187	(14)	(7.1)	544	577	(33)	(5.7)
Intersegment	(7)	(7)	—		(20)	(24)	4

Adjusted net sales	$2,207	$2,085	$122	5.8%	$6,612	$6,385	$227	3.5%

Adjusted operating income (loss):
North American Retail	$86	$94	$(8)	(7.8)%	$238	$299	$(61)	(20.3)%
North American Foodservice	35	28	7	27.3	125	126	(1)	(1.1)
International Beverage	134	179	(45)	(25.1)	368	455	(87)	(18.9)
International Bakery	3	9	(6)	(75.7)	16	32	(16)	(51.6)

Adjusted operating segment income	258	310	(52)	(16.8)	747	912	(165)	(18.1)
General corporate expenses	(28)	(40)	12		(84)	(144)	60
Mark-to-market derivative gain/(loss)	8	(5)	13		19	(4)	23
Amortization	(8)	(8)	—		(24)	(24)	—

Adjusted operating income	$230	$257	$(27)	(10.5)%	$658	$740	$(82)	(11.1)%

Adjusted Operating Margin:
North American Retail	12.8%	14.1%		(1.3)%	11.1%	14.4%		(3.3)%
North American Foodservice	7.8	6.5		1.3	8.9	8.9		0.0
International Beverage	14.7	22.2		(7.5)	14.5	19.4		(4.9)
International Bakery	1.4	5.2		(3.8)	2.9	5.7		(2.8)
Total Sara Lee	10.4%	12.3%		(1.9)%	9.9%	11.6%		(1.7)%
Discontinued Operations:
Adjusted net sales	$688	$690	$(2)	(0.2)%	$2,464	$2,490	$(26)	(1.0)%
Adjusted operating segment income	55	39	16	40.6	192	191	1	1.4
Adjusted operating income	62	35	27	73.3	198	175	23	13.4
Adjusted operating margin	7.9%	5.6%		2.3%	7.8%	7.6%		0.2%

*	Adjusted amounts are non-GAAP measures.

See pages 17 and 18 for a detailed explanation of these and other non-GAAP measures used in this release.

Sara Lee Reports Third Quarter Earnings and Announces Portfolio Changes – Page 12

Net Sales Bridge

For the Third Quarter and First Nine Months ended April 2, 2011(Unaudited)

The following table illustrates the components of the change in net sales versus the prior year for each of the four reported business segments.

Third Quarter ended April 2, 2011

	Unit Volume	+	Mix	+	Price	+	Other	=	Adjusted Net Sales* Change	+	Acq./ Disp.	+	Foreign Exchange	=	Total Net Sales Change
North American Retail (1)	(7.0)%		2.4%		6.1%		(0.3)%		1.2%		0.0%		0.0%		1.2%
North American Foodservice	(6.9)		1.2		10.8		(0.2)		4.9		0.0		0.1		5.0
International Beverage	1.0		1.5		5.9		4.8		13.2		1.5		1.0		15.7
International Bakery	(3.1)		(0.3)		(4.1)		0.4		(7.1)		0.0		0.5		(6.6)

Total Continuing Business (1)	(3.3)%		1.3%		6.1%		1.7%		5.8%		0.6%		0.5%		6.9%

First Nine Months ended April 2, 2011

	Unit Volume	+	Mix	+	Price	+	Other	=	Adjusted Net Sales* Change	+	Acq./ Disp.	+	Foreign Exchange	=	Total Net Sales Change
North American Retail (1)	(2.7)%		2.4%		4.5%		(1.1)%		3.1%		0.0%		0.0%		3.1%
North American Foodservice	(14.1)		6.5		6.7		0.6		(0.3)		0.0		0.1		(0.2)
International Beverage	0.4		1.5		3.3		3.1		8.3		0.7		(3.4)		5.6
International Bakery	(2.9)		(0.3)		(3.4)		0.9		(5.7)		0.0		(3.7)		(9.4)

Total Continuing Business (1)	(3.9)%		2.6%		3.8%		1.0%		3.5%		0.2%		(1.5)%		2.2%

*	Adjusted net sales is a non-GAAP measure that excludes the impact of foreign currency exchange rates and acquisitions/dispositions. See pages 17 and 18 for a detailed explanation of this and other non-GAAP measures in this release.
(1)	Volume data excludes the impact of commodity hog volumes as the corporation has exited nearly all of its commodity hog contracts.

Sara Lee Reports Third Quarter Earnings and Announces Portfolio Changes – Page 13

Significant Items Analysis

Quarter ended April 2, 2011 and March 27, 2010 (Unaudited)

	Quarter ended Apr. 2, 2011			Quarter ended Mar. 27, 2010
(In millions except per share data)	Pretax Impact	Net Income	Diluted EPS Impact (1)	Pretax Impact	Net Income	Diluted EPS Impact (1)
Continuing Operations:
Business outsourcing costs	$(6)	$(4)	$(0.01)	$(11)	$(7)	$(0.01)
Severance	(2)	(2)	—	(10)	(7)	(0.01)
Lease exit costs	—	—	—	(4)	(2)	—
Business dispostion costs	2	1	—	(11)	(8)	(0.01)

Total Project Accelerate	(6)	(5)	(0.01)	(36)	(24)	(0.04)

International stranded overhead -severance	(2)	—	—	—	—	—
Pension curtailment gain	—	—	—	21	14	0.02
Mexican tax indemnification	—	—	—	(15)	(10)	(0.01)
Spin off related costs	(10)	(6)	(0.01)	—	—	—

Impact of significant items on income from continuing operations before income taxes	(18)	(11)	(0.02)	(30)	(20)	(0.03)

Tax on unremitted earnings	—	—	—	—	(102)	(0.15)
Belgian tax proceeding	—	—	—	—	(43)	(0.06)
UK net operating loss utilization	—	—	—	—	4	0.01
Tax credit adjustment	—	—	—	—	18	0.03
Tax audit settlement/reserve adjustments	—	2	—	—	9	0.01

Impact of significant items on income from continuing operations	(18)	(9)	(0.02)	(30)	(134)	(0.20)

Discontinued operations:
Professional fees/other	(11)	(9)	(0.01)	(7)	(7)	(0.01)
Exit activities	(14)	(10)	(0.02)	—	—	—
Accelerated depreciation	(1)	(1)	—	(2)	(2)	—
Pension curtailment gain (loss)	—	—	—	4	3	—
Pension partial withdrawal liability charge	(2)	(1)	—	—	—	—
Gain on the sale of discontinued operations	43	29	0.05	8	6	0.01
Licensing agreement termination charge	(39)	(27)	(0.04)	—	—	—
Tax on unremitted earnings	—	—	—	—	(416)	(0.60)
Tax audit settlement/reserve adjustment	—	(1)	—	—	3	—

Impact of significant items on income from discontinued operations	(24)	(20)	(0.03)	3	(413)	(0.60)

Impact of significant items on net income	$(42)	$(29)	$(0.05)	$(27)	$(547)	$(0.79)

Impact of significant items on income from continuing operations before income taxes
Cost of sales	$—			$6
Selling, general and administrative expenses	(13)			(11)
Exit and business dispositions	(5)			(25)
Impairment charges	—			—
Debt extinguishment costs	—			—

Total	$(18)			$(30)

Notes:

(1)	EPS amounts are rounded to the nearest $0.01 and may not add to the total.

Sara Lee Reports Third Quarter Earnings and Announces Portfolio Changes – Page 14

Significant Items Analysis

Nine months ended April 2, 2011 and March 27, 2010 (Unaudited)

	Nine Months ended Apr. 2, 2011			Nine Months ended Mar. 27, 2010
(In millions except per share data)	Pretax Impact	Net Income	Diluted EPS Impact (1)	Pretax Impact	Net Income	Diluted EPS Impact (1)
Continuing Operations:
Business outsourcing costs	$(11)	$(8)	(0.01)	$(21)	$(14)	(0.02)
Severance	(6)	(4)	(0.01)	(23)	(16)	(0.02)
Lease exit costs	—	—	—	(9)	(5)	(0.01)
Business disposition costs	—	—	—	(20)	(14)	(0.02)
Accelerated depreciation	(2)	(1)	—	—	—	—

Total Project Accelerate	(19)	(13)	(0.02)	(73)	(49)	(0.07)

International stranded overhead -severance	(41)	(29)	(0.05)	—	—	—
Pension curtailment gain	—	—	—	21	14	0.02
Impairment charges	—	—	—	(17)	(11)	(0.02)
Mexican tax indemnification	—	—	—	(15)	(10)	(0.01)
Debt extinguishment costs	(55)	(35)	(0.06)	—	—	—
Spin off related costs	(10)	(6)	(0.01)	—	—	—

Impact of significant items on income from continuing operations before income taxes	(125)	(83)	(0.13)	(84)	(56)	(0.08)

Tax on unremitted earnings	—	—	—	—	(102)	(0.15)
Belgian tax proceeding	—	—	—	—	(43)	(0.06)
UK net operating loss utilization	—	—	—	—	16	0.02
Tax credit adjustment	—	—	—	—	18	0.03
Tax audit settlement/reserve adjustments	—	8	0.01	—	103	0.15
Tax valuation allowance adjustment	—	—	—	—	(5)	(0.01)

Impact of significant items on income from continuing operations	(125)	(75)	(0.12)	(84)	(69)	(0.10)

Discontinued operations:
Professional fees/other	(20)	(16)	(0.02)	(22)	(20)	(0.03)
Exit activities	(56)	(40)	(0.06)	(1)	—	—
Accelerated depreciation	(2)	(2)	—	(2)	(2)	—
Pension curtailment gain (loss)	(1)	—	—	(7)	(6)	(0.01)
Pension partial withdrawal liability charge	(2)	(1)	—	(7)	(5)	(0.01)
Gain on the sale of discontinued operations	1,184	608	0.96	8	6	0.01
Licensing agreement termination charge	(39)	(27)	(0.04)	—	—	—
Tax basis difference - Fresh Bakery	—	227	0.36	—	—	—
Tax basis difference - H&BC	—	(2)	—	—	11	0.02
Tax audit settlement	—	(1)	—	—	(3)	—
Capital loss carryforward utilization	—	—	—	—	27	0.04
Valuation allowance adjustment	—	(2)	—	—	53	0.08
Tax on unremitted earnings	—	(6)	(0.01)	—	(421)	(0.61)

Impact of significant items on income from discontinued operations	1,064	738	1.16	(31)	(360)	(0.52)

Impact of significant items on net income	$939	$663	$1.04	$(115)	$(429)	$(0.61)

Impact of significant items on income from continuing operations before income taxes
Cost of sales	$(2)			$6
Selling, general and administrative expenses	(20)			(21)
Exit and business dispositions	(48)			(52)
Impairment charges	—			(17)
Debt extinguishment costs	(55)			—

Total	$(125)			$(84)

Notes:

(1)	EPS amounts are rounded to the nearest $0.01 and may not add to the total.

Sara Lee Reports Third Quarter Earnings and Announces Portfolio Changes – Page 15

EPS Reconciliation of as Reported to Adjusted

Quarter ended April 2, 2011 and March 27, 2010 (In millions, except per share data - Unaudited)

	Quarter ended April 2, 2011				Quarter ended March 27, 2010
	Impact of Significant Items				Impact of Significant Items
	As Reported	Continuing Operations	Discontinued Operations	Adjusted (1)	As Reported	Continuing Operations	Discontinued Operations	Contingent Sale Proceeds	Adjusted (1)
Continuing operations:
Income from continuing operations before income taxes	$197	$(18)	$—	$215	$197	$(30)	$—	$—	$227
Income tax (benefit) expense	60	(9)	—	69	174	104	—	(10)	80

Income from continuing operations	137	(9)	—	146	23	(134)	—	10	147

Discontinued operations:
Income (loss) from discontinued operations, net of tax	(10)	—	(49)	39	(357)	—	(419)	—	62
Gain on sale of discontinued operations, net of tax	29	—	29	—	6	—	6	—	—

Net income (loss) from discont. ops.	19	—	(20)	39	(351)	—	(413)	—	62

Net income (loss)	156	(9)	(20)	185	(328)	(134)	(413)	10	209
Less: Income from noncontrolling interests, net of tax
Discontinued operations	3	—	—	3	8	—	—	—	8

Net income (loss) attributable to Sara Lee	$153	$(9)	$(20)	$182	$(336)	$(134)	$(413)	$10	$201

Amounts attributable to Sara Lee:
Net income (loss) from continuing operations	$137	$(9)	$—	$146	$23	$(134)	$—	$10	$147
Net income (loss) from discontinued operations	16	—	(20)	36	(359)	—	(413)	—	54
Earnings per share of common stock*:
Diluted Income (loss) from continuing operations	$0.22	$(0.02)	$—	$0.24	$0.03	$(0.20)	$—	$0.01	$0.22
Net income (loss)	$0.25	$(0.02)	$(0.03)	$0.30	$(0.49)	$(0.20)	$(0.60)	$0.01	$0.29
Effective tax rate - continuing operations	30.5%			32.2%	88.1%				35.3%

(1)	Represents a non-GAAP financial measure. See pages 17 and 18 for a detailed explanation of these and other non-GAAP measures.
*	EPS amounts are rounded to the nearest $0.01 and may not add to the total.

Sara Lee Reports Third Quarter Earnings and Announces Portfolio Changes – Page 16

EPS Reconciliation of as Reported to Adjusted

Nine months ended April 2, 2011 and March 27, 2010 (In millions, except per share data - Unaudited)

	Nine Months ended April 2, 2011				Nine Months ended March 27, 2010
	Impact of Significant Items					Impact of Significant Items
	As Reported	Continuing Operations	Discontinued Operations	Adjusted (1)	As Reported	Continuing Operations	Discontinued Operations	Contingent Sale Proceeds	Adjusted (1)
Continuing operations:
Income from continuing operations before income taxes	$469	$(125)	$—	$594	$722	$(84)	$—	$133	$673
Income tax (benefit) expense	155	(50)	—	205	217	(15)	—	6	226

Income from continuing operations	314	(75)	—	389	505	(69)	—	127	447

Discontinued operations:
Income from discontinued operations, net of tax	261	—	130	131	(176)	—	(366)	—	190
Gain on sale of discontinued operations, net of tax	608	—	608	—	6	—	6	—	—

Net income (loss) from discont. ops.	869	—	738	131	(170)	—	(360)	—	190

Net income	1,183	(75)	738	520	335	(69)	(360)	127	637
Less: Income from noncontrolling interests, net of tax
Discontinued operations	7	—	—	7	16	—	—	—	16

Net income attributable to Sara Lee	$1,176	$(75)	$738	$513	$319	$(69)	$(360)	$127	$621

Amounts attributable to Sara Lee:
Net income from continuing operations	$314	$(75)	$—	$389	$505	$(69)	$—	$127	$447
Net income from discontinued operations	862	—	738	124	(186)	—	(360)	—	174
Earnings per share of common stock*:
Diluted Income from continuing operations	$0.49	$(0.12)	$—	$0.61	$0.72	$(0.10)	$—	$0.18	$0.64
Net income	$1.85	$(0.12)	$1.16	$0.81	$0.46	$(0.10)	$(0.52)	$0.18	$0.89
Effective tax rate - continuing operations	33.0%			34.4%	30.0%				33.5%

(1)	Represents a non-GAAP financial measure. See pages 17 and 18 for a detailed explanation of these and other non-GAAP measures.
*	EPS amounts are rounded to the nearest $0.01 and may not add to the total.

Sara Lee Reports Third Quarter Earnings and Announces Portfolio Changes – Page 17

Explanation of Non-GAAP Financial Measures

Management measures and reports Sara Lee’s financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). In this release, Sara Lee highlights certain items that have significantly impacted the corporation’s financial results and uses several non-GAAP financial measures to help investors understand the financial impact of these significant items.

“Significant items” are income or charges (and related tax impact) that management believes have had or are likely to have a significant impact on the earnings of the applicable business segment or on the total corporation for the period in which the item is recognized, are not indicative of the company’s core operating results and affect the comparability of underlying results from period to period. Significant items may include, but are not limited to: charges for exit activities; transformation program and Project Accelerate costs; impairment charges; pension partial withdrawal liability charges; benefit plan curtailment gains (losses); debt extinguishment costs; spin-off related costs; tax charge on deemed repatriated earnings; tax costs and benefits resulting from the disposition of a business; impact of tax law changes; gains on the sale of discontinued operations; changes in tax valuation allowances and favorable or unfavorable resolution of open tax matters based on the finalization of tax authority examinations or the expiration of statutes of limitations. Management highlights significant items to provide greater transparency into the underlying sales or profit trends of Sara Lee or the applicable business segment or discontinued operations and to enable more meaningful comparability between financial results from period to period. Additionally, Sara Lee believes that investors desire to understand the impact of these factors to better project and assess the longer term trends and future financial performance of the corporation.

“Contingent sale proceeds” are contingent proceeds from the sale of the company’s tobacco business in fiscal 1999. Under the sales agreement, Sara Lee received cash payments annually so long as tobacco continued to be a legal product in the specified countries. Our last cash payment was received on July 15, 2009. Contingent sale proceeds are not “significant items,” but are identified separately because the income is not generated by the company’s underlying business and has a finite term.

“Impact of 53rd week” is the financial impact to Sara Lee, in terms of additional sales, expense or income, resulting from fiscal 2010 having 53 weeks as compared to 52 weeks in the comparable fiscal years.

This release contains certain non-GAAP financial measures that exclude from a financial measure computed in accordance with GAAP the impact of the significant items, the receipt of contingent sale proceeds, and the impact of acquisitions and dispositions, the 53rd week and changes in foreign currency exchange rates. Management believes that these non-GAAP financial measures reflect an additional way of viewing aspects of Sara Lee’s business that, when viewed together with Sara Lee’s financial results computed in accordance with GAAP, provide a more complete understanding of factors and trends affecting Sara Lee’s historical financial performance and projected future operating results, greater transparency of underlying profit trends and greater comparability of results across periods. These non-GAAP financial measures are not intended to be a substitute for the comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

In addition, investors frequently have requested information from management regarding significant items and the impact of the contingent sale proceeds. Management believes, based on feedback it has received during earnings calls and discussions with investors, that these non-GAAP measures enhance investors’ ability to assess Sara Lee’s historical and project future financial performance. Management also uses certain of these non-GAAP financial measures, in conjunction with the GAAP financial measures, to understand, manage and evaluate our businesses, in planning for and forecasting financial results for future periods, and as one factor in determining achievement of incentive compensation. Two of the three performance measures under Sara Lee’s annual incentive plan are net sales and operating income, which are the reported amounts as adjusted for significant items and possibly other items. Operating income, as adjusted for significant items, also may be used as a component of Sara Lee’s long-term incentive plans. Many of the significant items will recur in future periods; however, the amount and frequency of each significant item varies from period to period.

Management also has received inquiries from investors seeking to better understand and project the corporation’s tax rate, which can be complex given the multiple foreign jurisdictions in which Sara Lee operates and the numerous tax rules with which it must comply. The information contained in the tables “Reconciliation of as Reported to Adjusted” for each fiscal period includes certain non-GAAP financial measures, and is intended to help investors better understand Sara Lee’s effective tax rate.

The following is an explanation of the non-GAAP financial measures presented in this release.

Sara Lee Reports Third Quarter Earnings and Announces Portfolio Changes – Page 18

In the “EPS Reconciliation of as Reported to Adjusted” tables on pages 15 and 16, each item in the “Adjusted” column of that table equals the indicated financial measure computed in accordance with GAAP less the impact of both significant items and contingent sale proceeds recognized in the fiscal period presented.

“Adjusted EPS” excludes from diluted EPS, as reported, for total Sara Lee, for continuing operations or for discontinued operations, as indicated, the per share impact of significant items and contingent sale proceeds, and the per share impact of the 53rd week recognized in the fiscal period presented.

“Adjusted net sales” for continuing operations or discontinued operations, as indicated, excludes from applicable net sales the impact of businesses acquired or divested after the start of the fiscal period and the impact of the 53rd week, and also presents fiscal 2010 results at fiscal 2011 currency exchange rates.

“Adjusted operating income” for continuing operations or discontinued operations, as indicated, excludes from applicable operating income the impact of significant items and contingent sale proceeds, if any, the impact of the 53rd week and businesses acquired or divested after the start of the fiscal period, and also presents fiscal 2010 results at fiscal 2011 currency exchange rates.

“Adjusted operating margin” for continuing operations, a specified business segment or discontinued operations, as indicated, is a non-GAAP financial measure that equals adjusted operating income for the applicable portion of the business divided by adjusted net sales of the corporation (in the case of computing adjusted operating margin for continuing operations) or adjusted operating segment income for a business segment or discontinued operations divided by adjusted net sales for that business segment or discontinued operation (in the case of computing adjusted operating margin for a specific business segment or discontinued operations).

“Adjusted operating segment income” for continuing operations, a specified business segment or discontinued operations, as indicated, excludes from the operating segment income from continuing operations, of a specified business segment or from discontinued operations the impact of significant items and the impact of the 53rd week recognized by that portion of the business during the fiscal period and businesses acquired or divested after the start of the fiscal period, and also presents fiscal 2010 results at fiscal 2011 currency exchange rates.

Sara Lee Reports Third Quarter Earnings and Announces Portfolio Changes – Page 19

Guidance Reconciliation

(USD)	Updated Fiscal 2011 Guidance as of 5/5/11	Fiscal 2010 (1)
Total diluted EPS (2)	$2.03 – $2.09	$0.73
Continuing operations	$0.67 – $0.71	$0.89
Discontinued operations	$1.36 – $1.38	$(0.16)
Contingent sale proceeds		$0.19
Total significant items, net (2)	$1.04	$(0.57)
Continuing operations	$(0.12)	$(0.04)
Discontinued operations	$1.16	$(0.54)
Impact of 53rd week	—	$0.03
Continuing operations	—	$0.02
Discontinued operations	—	$0.01
Adjusted EPS (2)(3)	$0.99 – $1.05	$1.08
Continuing operations	$0.79 – $0.83	$0.72
Discontinued operations	$0.20 – $0.22	$0.37

Net sales	$11.9 – 12.1 B	$12.9 B
Continuing operations	$8.9 – 9.0 B	$8.7 B
Discontinued operations	$3.0 – 3.1 B	$4.2 B

Total operating income (4)	$855 – $900 MM	$1.169 B
Continuing operations	$770 – $800 MM	$877 MM
Discontinued operations	$85 – $100 MM	$292 MM
Contingent sale proceeds	—	$133 MM
Total significant items, net	$(190) MM	$(262) MM
Continuing operations	$(70) MM	$(150) MM
Discontinued operations	$(120) MM	$(112) MM
Impact of 53rd week	—	$33 MM
Continuing operations	—	$19 MM
Discontinued operations	—	$14 MM
Adjusted operating income (3)	$1,045 – $1,090 MM	$1.265 B
Continuing operations	$840 – $870 MM	$875 MM
Discontinued operations	$205 – $220 MM	$390 MM

Cash flow from operations (incl. discontinued ops.)	$400 – $450 MM	$952 MM

Capital expenditures	$375 – $400 MM	$385 MM

Interest expense, net (continuing operations)	$89 MM	$115 MM

Tax rate, cont. operations, excl. significant items	34% - 35%	29.6%

Dollar/Euro exchange rate	$1.36	$1.39

(1)	Fiscal 2010 had 53 weeks.
(2)	Amounts are rounded and may not add to the total.
(3)	“Adjusted” financial measures are explained on pages 17 and 18 of this report.
(4)	Fiscal 2011 operating income guidance includes net significant items reported year to date, but does not include any additional significant items that may occur during the remainder of the fiscal year.

Sara Lee Reports Third Quarter Earnings and Announces Portfolio Changes – Page 20

Operating Results by Business Segment

For the Quarter and Nine Months ended April 2, 2011 and March 27, 2010 (In millions - Unaudited)

	Third Quarter				First Nine Months
	2011	2010	Dollar Change	Percent Change	2011	2010	Dollar Change	Percent Change
North American Retail
Net sales	$681	$672	$9	1.2%	$2,142	$2,076	$66	3.1%

Adjusted net sales*	$681	$672	$9	1.2%	$2,142	$2,076	$66	3.1%

Operating segment income	$85	$101	$(16)	(16.1)%	$236	$303	$(67)	(22.1)%

Operating margin %	12.6%	15.1%		(2.5)%	11.0%	14.6%		(3.6)%
Increase/(decrease) in operating segment income from:
Project Accelerate charges	$(1)	$—	$(1)		$(2)	$(3)	$1
Curtailment gain	—	7	(7)		—	7	(7)

Adjusted operating segment income*	$86	$94	$(8)	(7.8)%	$238	$299	$(61)	(20.3)%

Adjusted operating margin %*	12.8%	14.1%		(1.3)%	11.1%	14.4%		(3.3)%

North American Foodservice
Net sales	$448	$427	$21	5.0%	$1,410	$1,413	$(3)	(0.2)%

Increase/(decrease) in net sales from:
Changes in foreign currency exchange rates	$—	$—	$—		$—	$(1)	$1

Adjusted net sales*	$448	$427	$21	4.9%	$1,410	$1,414	$(4)	(0.3)%

Operating segment income	$33	$26	$7	31.6%	$121	$109	$12	11.4%

Operating margin %	7.4%	5.9%		1.5%	8.6%	7.7%		0.9%
Increase/(decrease) in operating segment income from:
Project Accelerate charges	$(2)	$(8)	$6		$(4)	$(10)	$6
Impairment charges	—	—	—		—	(13)	13
Curtailment gain	—	6	(6)		—	6	(6)

Adjusted operating segment income*	$35	$28	$7	27.3%	$125	$126	$(1)	(1.1)%

Adjusted operating margin %*	7.8%	6.5%		1.3%	8.9%	8.9%		0.0%

International Beverage
Net sales	$925	$799	$126	15.7%	$2,552	$2,417	$135	5.6%

Increase/(decrease) in net sales from:
Changes in foreign currency exchange rates	$—	$(7)	$7		$—	$75	$(75)
Acquisition	13	—	13		16	—	16

Adjusted net sales*	$912	$806	$106	13.2%	$2,536	$2,342	$194	8.3%

Operating segment income	$134	$173	$(39)	(22.6)%	$333	$468	$(135)	(28.9)%

Operating margin %	14.5%	21.7%		(7.2)%	13.0%	19.4%		(6.4)%
Increase/(decrease) in operating segment income from:
Changes in foreign currency exchange rates	$—	$(2)	$2		$—	$17	$(17)
Project Accelerate charges	—	(4)	4		(2)	(4)	2
International stranded overhead - severance	(1)	—	(1)		(34)	—	(34)
Acquisition	1	—	1		1	—	1

Adjusted operating segment income*	$134	$179	$(45)	(25.1)%	$368	$455	$(87)	(18.9)%

Adjusted operating margin %*	14.7%	22.2%		(7.5)%	14.5%	19.4%		(4.9)%

International Bakery
Net sales	$173	$186	$(13)	(6.6)%	$544	$601	$(57)	(9.4)%

Increase/(decrease) in net sales from:
Changes in foreign currency exchange rates	$—	$(1)	$1		$—	$24	$(24)

Adjusted net sales*	$173	$187	$(14)	(7.1)%	$544	$577	$(33)	(5.7)%

Operating segment income	$3	$(1)	$4	NM	$16	$4	$12	NM

Operating margin %	1.3%	(0.2)%		1.5%	2.9%	0.7%		2.2%
Increase/(decrease) in operating segment income from:
Changes in foreign currency exchange rates	$—	$—	$—		$—	$2	$(2)
Project Accelerate charges	—	(10)	10		—	(26)	26
Impairment charge	—	—	—		—	(4)	4

Adjusted operating segment income*	$3	$9	$(6)	(75.7)%	$16	$32	$(16)	(51.6)%

Adjusted operating margin %*	1.4%	5.2%		(3.8)%	2.9%	5.7%		(2.8)%

*	Adjusted amounts are non-GAAP measures.

See pages 17 and 18 for a detailed explanation of these and other non-GAAP measures used in this release.

Sara Lee Reports Third Quarter Earnings and Announces Portfolio Changes – Page 21

Operating Results by Business Segment

For the Quarter and Nine Months ended April 2, 2011 and March 27, 2010 (in millions - Unaudited)

	Third Quarter				First Nine Months
	2011	2010	Dollar Change	Percent Change	2011	2010	Dollar Change	Percent Change
Total Sara Lee – Continuing Operations
Net sales - total operating segments	$2,227	$2,084	$143		$6,648	$6,507	$141
Intersegment	(7)	(7)	—		(20)	(24)	4

Net sales	$2,220	$2,077	$143	6.9%	$6,628	$6,483	$145	2.2%

Increase/(decrease) in net sales from:
Changes in foreign currency exchange rates	$—	$(8)	$8		$—	$98	$(98)
Acquisition	13	—	13		16	—	16
Adjusted net sales*	$2,207	$2,085	$122	5.8%	$6,612	$6,385	$227	3.5%

Total operating segment income	$255	$299	$(44)	(15.0)%	$706	$884	$(178)	(20.2)%
Increase/(decrease) in operating segment income from:
Changes in foreign currency exchange rates	$—	$(2)	$2		$—	$19	$(19)
Project Accelerate charges	(3)	(22)	19		(8)	(43)	35
International stranded overhead -severance	(1)	—	(1)		(34)	—	(34)
Impairment charges	—	—	—		—	(17)	17
Pension curtailment gain	—	13	(13)		—	13	(13)
Acquisition	1	—	1		1	—	1

Total adjusted operating segment income*	$258	$310	$(52)	(16.8)%	$747	$912	$(165)	(18.1)%

Total operating segment income	$255	$299	$(44)	(15.0)%	$706	$884	$(178)	(20.2)%
General corporate expenses	(42)	(61)	19		(112)	(183)	71
Mark-to-market derivative gains (losses)	8	(5)	13		19	(4)	23
Amortization of trademarks and other intangibles	(8)	(8)	—		(24)	(24)	—
Contingent sales proceeds	—	—	—		—	133	(133)

Operating income	$213	$225	$(12)	(6.0)%	$589	$806	$(217)	(27.0)%

Operating margin %	9.6%	10.9%		(1.3)%	8.9%	12.4%		(3.5)%
Increase/(decrease) in operating income from:
Contingent sale proceeds	$—	$—	$—		$—	$133	$(133)
Changes in foreign currency exchange rates	—	(2)	2		—	17	(17)
Project Accelerate charges	(6)	(36)	30		(19)	(73)	54
Spin off related costs	(10)	—	(10)		(10)	—	(10)
International stranded overhead -severance	(2)	—	(2)		(41)	—	(41)
Impairment charges	—	—	—		—	(17)	17
Pension curtailment gain	—	21	(21)		—	21	(21)
Mexican tax indemnification	—	(15)	15		—	(15)	15
Acquisition	1	—	1		1	—	1

Adjusted operating income*	$230	$257	$(27)	(10.5)%	$658	$740	$(82)	(11.1)%

Adjusted operating margin %*	10.4%	12.3%		(1.9)%	9.9%	11.6%		(1.7)%

*	Adjusted amounts are non-GAAP measures.

See pages 17 and 18 for a detailed explanation of these and other non-GAAP measures used in this release.

Sara Lee Reports Third Quarter Earnings and Announces Portfolio Changes – Page 22

Operating Results – Discontinued Operations

For the Quarter and Nine Months ended April 2, 2011 and March 27, 2010 (in millions - Unaudited)

North American Fresh Bakery Operations

	Third Quarter				First Nine Months
	2011	2010	Dollar Change	Percent Change	2011	2010	Dollar Change	Percent Change
Net sales	$491	$501	$(10)	(2.0)%	$1,494	$1,541	$(47)	(3.0)%

Adjusted net sales*	$491	$501	$(10)	(2.0)%	$1,494	$1,541	$(47)	(3.0)%

Operating segment income	$16	$9	$7	81.7%	$20	$45	$(25)	(55.4)%

Operating margin %	3.3%	1.8%		1.5%	1.3%	2.9%		(1.6)%
Increase/(decrease) in operating segment income from:
Changes in foreign currency exchange rates	$—	$—	$—		$—	$—	$—
Exit activities and business dispositions	—	—	—		(1)	(1)	—
Professional fees/Other	(4)	—	(4)		(5)	—	(5)
Pension curtailment gain (loss)	—	3	(3)		(5)	3	(8)
Pension partial withdrawal liability charge	(2)	—	(2)		(2)	(7)	5
Accelerated depreciation	—	(2)	2		—	(2)	2

Adjusted operating segment income*	$22	$8	$14	NM	$33	$52	$(19)	(35.2)%

Adjusted operating margin %*	4.4%	1.5%		2.9%	2.2%	3.3%		(1.1)%
Operating segment income	$16	$9	$7	81.7%	$20	$45	$(25)	(55.4)%
Amortization expense	—	(4)	4		(4)	(11)	7
Mark-to-market derivative gains and losses/Other	5	(2)	7		4	(5)	9
Adjustment for noncontrolling interests	2	2	—		6	4	2

Operating income	$23	$5	$18	NM	$26	$33	$(7)	(24.7)%

Changes in foreign currency exchange rates	$—	$—	$—		$—	$—	$—
Exit activities and business dispositions	—	—	—		(1)	(1)	—
Professional fees/Other	(4)	—	(4)		(5)	—	(5)
Pension curtailment loss	—	3	(3)		(5)	3	(8)
Pension partial withdrawal liability charge	(2)	—	(2)		(2)	(7)	5
Accelerated depreciation	—	(2)	2		—	(2)	2

Adjusted operating income	$29	$4	$25	NM	$39	$40	$(1)	(3.7)%

Operating income	$23	$5	$18	NM	$26	$33	$(7)	(24.7)%
Interest income (expense)	(2)	(2)	—		(6)	(7)	1

Income before income taxes	21	3	18		20	26	(6)
Income taxes expense (benefit)	7	(2)	9		(222)	7	(229)

Income from discontinued operations	14	5	9	NM	242	19	223	NM
Adjustment for noncontrolling interests	(2)	(2)	—		(6)	(4)	(2)

Income from discontinued operations attributable to Sara Lee	12	3	9	NM	236	15	221	NM
Gain on sale of discontinued operations, net of tax	—	—	—		—	—	—

Net income from discontinued operations attributable to Sara Lee	$12	$3	$9	NM	$236	$15	$221	NM

*	Adjusted amounts are non-GAAP measures.

See pages 17 and 18 for a detailed explanation of these and other non-GAAP measures used in this release.

Sara Lee Reports Third Quarter Earnings and Announces Portfolio Changes – Page 23

Operating Results – Discontinued Operations

For the Quarter and Nine Months ended April 2, 2011 and March 27, 2010 (in millions - Unaudited)

International Household and Body Care Businesses

	Third Quarter				First Nine Months
	2011	2010	Dollar Change	Percent Change	2011	2010	Dollar Change	Percent Change
Net sales	$197	$525	$(328)	(62.4)%	$970	$1,611	$(641)	(39.8)%

Increase/(decrease) in net sales from:
Changes in foreign currency exchange rates	$—	$(12)	$12		$—	$19	$(19)
Disposition	—	348	(348)		—	643	(643)

Adjusted net sales*	$197	$189	$8	4.7%	$970	$949	$21	2.3%

Operating segment income	$(28)	$79	$(107)	NM	$52	$211	$(159)	(75.3)%

Operating margin %	(14.0)%	14.9%		(28.9)%	5.4%	13.1%		(7.7)%
Increase/(decrease) in operating segment income from:
Changes in foreign currency exchange rates	$—	$(2)	$2		$—	$2	$(2)
Exit activities and business dispositions	(14)	—	(14)		(55)	—	(55)
Professional fees/Other	(7)	(7)	—		(15)	(22)	7
Curtailment gain/(loss)	—	1	(1)		4	(10)	14
Accelerated Depreciation	(1)	—	(1)		(2)	—	(2)
License termination cost	(39)	—	(39)		(39)	—	(39)
Dispositions	—	56	(56)		—	102	(102)

Adjusted operating segment income*	$33	$31	$2	4.4%	$159	$139	$20	14.8%

Adjusted operating margin %*	16.5%	16.5%		0.0%	16.5%	14.7%		1.8%
Operating segment income	$(28)	$79	$(107)	NM	$52	$211	$(159)	(75.3)%
Amortization expense	—	—	—		—	(4)	4
Foreign currency transaction gains/Other	—	—	—		—	—	—

Operating income	$(28)	$79	$(107)	NM	$52	$207	$(155)	(74.6)%

Changes in foreign currency exchange rates	$—	$(2)	$2		$—	$2	$(2)
Exit activities and business dispositions	(14)	—	(14)		(55)	—	(55)
Professional fees/Other	(7)	(7)	—		(15)	(22)	7
Curtailment gain/(loss)	—	1	(1)		4	(10)	14
Accelerated Depreciation	(1)	—	(1)		(2)	—	(2)
License termination cost	(39)	—	(39)		(39)	—	(39)
Dispositions	—	56	(56)		—	102	(102)

Adjusted operating income	$33	$31	$2	2.9%	$159	$135	$24	18.3%

Operating income	$(28)	$79	$(107)	NM	$52	$207	$(155)	(74.6)%
Interest income (expense)	(1)	1	(2)		—	2	(2)

Income before income taxes	(29)	80	(109)		52	209	(157)
Income taxes expense (benefit)	(5)	442	(447)		33	404	(371)

Income from discontinued operations	(24)	(362)	338	93.7%	19	(195)	214	NM
Adjustment for noncontrolling interests	(1)	(6)	5		(1)	(12)	11

Income from discontinued operations attributable to Sara Lee	(25)	(368)	343	93.7%	18	(207)	225	NM
Gain on sale of discontinued operations, net of tax	29	6	23		608	6	602

Net income from discontinued operations attributable to Sara Lee	$4	$(362)	$366	NM	$626	$(201)	$827	NM

*	Adjusted amounts are non-GAAP measures.

See pages 17 and 18 for a detailed explanation of these and other non-GAAP measures used in this release.

Sara Lee Reports Third Quarter Earnings and Announces Portfolio Changes – Page 24

Operating Results – Discontinued Operations

For the Quarter and Nine Months ended April 2, 2011 and March 27, 2010 (in millions - Unaudited)

Total Discontinued Operations

	Third Quarter				First Nine Months
	2011	2010	Dollar Change	Percent Change	2011	2010	Dollar Change	Percent Change
Net sales	$688	$1,026	$(338)	(32.9)%	$2,464	$3,152	$(688)	(21.8)%

Increase/(decrease) in net sales from:
Changes in foreign currency exchange rates	$—	$(12)	$12		$—	$19	$(19)
Disposition	—	348	(348)		—	643	(643)

Adjusted net sales*	$688	$690	$(2)	(0.2)%	$2,464	$2,490	$(26)	(1.0)%

Operating segment income	$(12)	$88	$(100)	NM	$72	$256	$(184)	(71.8)%

Operating margin %	(1.7)%	8.5%		(10.2)%	2.9%	8.1%		(5.2)%
Increase/(decrease) in operating segment income from:
Changes in foreign currency exchange rates	$—	$(2)	$2		$—	$2	$(2)
Exit activities and business dispositions	(14)	—	(14)		(56)	(1)	(55)
Professional fees/Other	(11)	(7)	(4)		(20)	(22)	2
Curtailment gain/(loss)	—	4	(4)		(1)	(7)	6
Accelerated Depreciation	(1)	(2)	1		(2)	(2)	—
Pension partial withdrawal liability charge	(2)	—	(2)		(2)	(7)	5
License termination cost	(39)	—	(39)		(39)	—	(39)
Dispositions	—	56	(56)		—	102	(102)

Adjusted operating segment income*	$55	$39	$16	40.6%	$192	$191	$1	1.4%

Adjusted operating margin %*	7.9%	5.6%		2.3%	7.8%	7.6%		0.2%
Operating segment income	$(12)	$88	$(100)	NM	$72	$256	$(184)	(71.8)%
Amortization expense	—	(4)	4		(4)	(15)	11
Foreign currency transaction gains/Other	5	(2)	7		4	(5)	9
Adjustment for noncontrolling interests	2	2	—		6	4	2

Operating income	$(5)	$84	$(89)	NM	$78	$240	$(162)	(67.7)%

Changes in foreign currency exchange rates	$—	$(2)	$2		$—	$2	$(2)
Exit activities and business dispositions	(14)	—	(14)		(56)	(1)	(55)
Professional fees/Other	(11)	(7)	(4)		(20)	(22)	2
Curtailment gain/(loss)	—	4	(4)		(1)	(7)	6
Accelerated Depreciation	(1)	(2)	1		(2)	(2)	—
Pension partial withdrawal liability charge	(2)	—	(2)		(2)	(7)	5
License termination cost	(39)	—	(39)		(39)	—	(39)
Dispositions	—	56	(56)		—	102	(102)

Adjusted operating income	$62	$35	$27	73.3%	$198	$175	$23	13.4%

Operating income	$(5)	$84	$(89)	NM	$78	$240	$(162)	(67.7)%
Interest income (expense)	(3)	(1)	(2)		(6)	(5)	(1)

Income before income taxes	(8)	83	(91)		72	235	(163)
Income taxes expense (benefit)	2	440	(438)		(189)	411	(600)

Income from discontinued operations	(10)	(357)	347	97.3%	261	(176)	437	NM
Adjustment for noncontrolling interests	(3)	(8)	5		(7)	(16)	9

Income from discontinued operations attributable to Sara Lee	(13)	(365)	352	96.8%	254	(192)	446	NM
Gain on sale of discontinued operations, net of tax	29	6	23		608	6	602

Net income from discontinued operations attributable to Sara Lee	$16	$(359)	$375	NM	$862	$(186)	$1,048	NM

*	Adjusted amounts are non-GAAP measures.

See pages 17 and 18 for a detailed explanation of these and other non-GAAP measures used in this release.